Exhibit 99.1

Accuray Reports Fiscal 2026 First Quarter Financial Results

MADISON, Wis, November 5, 2025 — Accuray Incorporated (NASDAQ: ARAY) today reported financial results for the first quarter ended September 30, 2025.

Key Highlights

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On October 20, 2025, the Company announced accelerated transformation efforts, including:
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Appointed Steve La Neve as President and Chief Executive Officer. He succeeds Suzanne Winter, who will retire after six years of service and remain in an advisory role through the end of November 2025.
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Appointed Steven F. Mayer, a member of the Board of Directors, as the Transformation Board Sponsor to lead the Company’s planning and execution of certain strategic, organizational, cultural, and operational initiatives and transformation in consultation with Steve La Neve, Chief Executive Officer.
•
During the first quarter of fiscal 2026, the Company initiated a restructuring plan aimed at reducing costs, aligning resources with strategic priorities, and streamlining operations. The Company recorded $2.8 million in restructuring charges, which included $1.5 million in severance related costs and $1.3 million in consulting costs directly related to the restructuring plan.
•
Introduced the Accuray Stellar™* Solution, a configuration of the Radixact® Treatment Delivery System initially for the U.S. market, at the American Society for Radiation Oncology (ASTRO) annual meeting.
•
Announced signing of a memorandum of understanding with the University of Wisconsin School of Medicine and Public Health to advance online adaptive radiotherapy on the Accuray helical radiation treatment delivery platform.

“As the new CEO of Accuray, I have a tremendous amount of respect for what our radiotherapy systems can do to improve cancer patients’ lives for the better. While our first quarter results were soft, we were pleased to see continued expansion of our CyberKnife® and Radixact® Systems into new hospitals and markets, and we are excited about the introduction of Accuray Stellar and its potential in the U.S., where it is currently available for sale,” said Steve La Neve.

Fiscal First Quarter Results

Total net revenue was $93.9 million in the first quarter of fiscal 2026, or a decrease of 7 percent, as compared to $101.5 million in the prior fiscal year first quarter. Product revenue was $37.2 million in the first quarter of fiscal 2026, or a decrease of 23 percent, as compared to $48.4 million in the prior fiscal year first quarter. Service revenue was $56.8 million in the first quarter of fiscal 2026, or an increase of 7 percent, as compared to $53.2 million in the prior fiscal year first quarter.

Total gross profit was $26.5 million in the first quarter of fiscal 2026, or 28.3 percent of total net revenue, as compared to a total gross profit of $34.5 million, or 33.9 percent of total net revenue, in the prior fiscal year first quarter. The decrease in gross margin rate was due to geographic sales mix and joint venture accounting adversely impacting product gross margins during the current quarter.

Operating expenses was $37.9 million in the first quarter of fiscal 2026, or an increase of 3 percent, as compared to $36.6 million in the prior fiscal year first quarter. The first quarter of fiscal year 2026 operating expenses included $2.4 million in restructuring charges and $0.4 million in one-time post close financing expenses. Excluding these charges, operating expenses would have decreased by 4 percent as compared to the prior fiscal year first quarter.

Net loss was $21.7 million in the first quarter of fiscal 2026, or $0.18 per share, as compared to a net loss of $4.0 million, or $0.04 per share, in the prior fiscal year first quarter. Adjusted EBITDA was a loss of $4.1 million in the first quarter of fiscal 2026, as compared to $3.1 million in the prior fiscal year first quarter.

Gross product orders was $39.6 million in the first quarter of fiscal 2026 as compared to $55.4 million in the prior fiscal year first quarter. The book to bill ratio was 1.1 in both the first quarter of fiscal 2026, and the prior fiscal year first quarter. Order backlog as of September 30, 2025 was $395.7 million, which is approximately 16 percent lower than at the end of the prior fiscal year first quarter.

Cash, cash equivalents, and short-term restricted cash were $63.9 million as of September 30, 2025, an increase of $5.9 million from June 30, 2025.

Fiscal Year 2026 Financial Guidance

The Company is reaffirming guidance for fiscal year 2026 as follows:

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Total net revenue is expected in the range of $471 million to $485 million.
•
Adjusted EBITDA is expected in the range of $31 million to $35 million.

Guidance for non-GAAP financial measures excludes depreciation and amortization, stock-based compensation, interest expense, provision for income taxes, loss from change in fair value of warrant liability, and certain non-recurring, irregular and one-time items. For more information regarding the non-GAAP financial measures discussed in this press release, please see "Use of Non-GAAP Financial Measures" below.

Conference Call Information

Accuray will host a conference call beginning at 1:30 p.m. PT/4:30 p.m. ET today to discuss results for the first quarter of fiscal 2026 as well as recent corporate developments. Conference call dial-in information is as follows:

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U.S. callers: (833) 316-0563
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International callers: (412) 317-5747

Individuals interested in listening to the live conference call via the Internet may do so by logging on to the Investor Relations section of Accuray’s website, www.accuray.com. There will be a slide presentation accompanying today’s event which can also be accessed on the company’s Investor Relations page at www.accuray.com.

In addition, a taped replay of the conference call will be available beginning approximately one hour after the call’s conclusion and will be available for seven days. The replay number is (855) 669-9658 (USA), or (412) 317-0088 (International), Conference ID: 7403898. An archived webcast will also be available on Accuray’s website until Accuray announces its results for the second quarter of fiscal 2026.

Use of Non-GAAP Financial Measures

Accuray reports its financial results in accordance with generally accepted accounting principles in the United States (“GAAP”) and the rules of the SEC. To supplement its financial statements prepared and presented in accordance with GAAP, Accuray uses certain non-GAAP financial measures, such as adjusted EBITDA.

Accuray has supplemented its GAAP net income (loss) with a non-GAAP measure of adjusted earnings before interest, taxes, depreciation, amortization, stock-based compensation, and loss from change in fair value of warrant liability (“adjusted EBITDA”). The calculation of adjusted EBITDA also excludes certain non-recurring, irregular and one-time items. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the company and facilitates a meaningful comparison of results for current periods with previous operating results. A reconciliation of GAAP net loss (the most directly comparable GAAP measure) to non-GAAP adjusted EBITDA is provided in the schedules below.

There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

About Accuray

Accuray Incorporated (Nasdaq: ARAY) is committed to expanding the powerful potential of radiation therapy to improve as many lives as possible. We invent unique, market-changing solutions that are designed to deliver radiation treatments for even the most complex cases—while making commonly treatable cases even easier—to meet the full spectrum of patient needs. We are dedicated to continuous innovation in radiation therapy for oncology, neuro-radiosurgery, and beyond, as we partner with clinicians and administrators, empowering them to help patients get back to their lives, faster. Accuray is headquartered in Madison, Wisconsin, with facilities worldwide.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited, to the company's guidance and future results of operations, including expectations regarding: total net revenue and adjusted EBITDA; the company’s ability to deliver sustained performance and execute on its strategies, including related to its transformation efforts and restructuring plans; the company’s ability to expand adjusted EBITDA margins as a percentage of revenue; the company’s ability to generate increased earnings momentum; expectations regarding the impact of tariffs as well as mitigation efforts by the company; the company’s ability to navigate supply chain, logistics, macroeconomic, and foreign exchange challenges; expectations regarding the company’s China joint venture; expectations related to the amount and timing of realizing deferred margin from the company’s China joint venture; expectations with respect to strategic partnerships and collaborations; expectations related to the markets and regions in which the company operates; expectations regarding new product introductions and innovations, including related to Accuray Stellar; expectations regarding areas of growth for the company; expectations regarding installed base growth; and the company’s ability to advance patient care and offer value to its customers. These forward-looking statements involve risks and uncertainties. If any of these risk or uncertainties materialize, or if any of the company’s assumptions prove incorrect, actual results could differ materially from the results express or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the effect of the global macroeconomic environment on the operations of the company and those of its customers and suppliers; disruptions to our supply chain, including increased logistics costs; the company's ability to achieve widespread market acceptance of its products; substantial outstanding indebtedness and its ability to maintain compliance with financial covenants related to its debt; the effect of enhanced international tariffs on the company; the company’s ability to realize the expected benefits of the China joint venture and other partnerships; risks inherent in international operations; the company's ability to maintain or increase its gross margins on product sales and services; delays in regulatory approvals or the development or release of new offerings; the company's ability to meet the covenants under its credit facilities; the company's ability to convert backlog to revenue; and such other risks identified under the heading “Risk Factors” in the company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on August 28, 2025, and as updated periodically with the company's other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

* The Accuray Stellar System is currently available for the US market and is subject to international regulatory approval or licensing processes such that the availability of these products may vary according to geographical location.

Aman Patel, CFA	Beth Kaplan
Investor Relations, ICR-Westwicke	Public Relations Director, Accuray
aman.patel@westwicke.com	bkaplan@accuray.com

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Financial Tables to Follow

Accuray Incorporated

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,
	2025	2024
Net revenue:
Products	$37,161	$48,369
Services	56,781	53,176
Total net revenue	93,942	101,545
Cost of revenue:
Cost of products	29,628	32,461
Cost of services	37,766	34,615
Total cost of revenue	67,394	67,076
Gross profit	26,548	34,469
Operating expenses:
Research and development	11,369	12,116
Selling and marketing	11,973	11,682
General and administrative	14,519	12,820
Total operating expenses	37,861	36,618
Loss from operations	(11,313)	(2,149)
Income (loss) from equity method investment, net	439	(72)
Interest expense	(8,052)	(2,955)
Loss from change in fair value of warrant liability	(1,874)	—
Other (expense) income, net	(407)	1,847
Loss before provision for income taxes	(21,207)	(3,329)
Provision for income taxes	471	625
Net loss	$(21,678)	$(3,954)
Net loss per share - basic and diluted	$(0.18)	$(0.04)
Weighted average common shares used in computing net loss per share:
Basic and diluted	118,946	100,225

Accuray Incorporated

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	September 30, 2025	June 30, 2025
Assets
Current assets:
Cash and cash equivalents	$63,344	$57,416
Restricted cash	572	574
Accounts receivable, net	54,378	83,192
Inventories, net	155,503	141,020
Prepaid expenses and other current assets	29,373	33,501
Deferred cost of revenue	433	1,762
Total current assets	303,603	317,465
Property and equipment, net	29,013	28,658
Investment in joint venture	4,010	4,612
Operating lease right-of-use assets, net	32,099	33,115
Goodwill	57,820	57,802
Long-term restricted cash	6,012	4,144
Other assets	24,259	24,443
Total assets	$456,816	$470,239
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$42,400	$34,033
Accrued compensation	13,907	14,573
Operating lease liabilities, current	7,463	7,375
Other accrued liabilities	26,271	29,361
Customer advances	12,087	12,197
Deferred revenue	79,631	82,306
Short-term debt	12,853	12,734
Total current liabilities	194,612	192,579
Operating lease liabilities, non-current	31,481	32,482
Long-term other liabilities	5,345	5,160
Warrant liability	10,371	8,497
Deferred revenue, non-current	25,824	26,566
Long-term debt	127,316	123,786
Total liabilities	394,949	389,070
Stockholders' equity:
Common stock	113	113
Additional paid-in capital	604,680	602,165
Accumulated other comprehensive loss	(1,976)	(1,837)
Accumulated deficit	(540,950)	(519,272)
Total stockholders' equity	61,867	81,169
Total liabilities and stockholders' equity	$456,816	$470,239

Accuray Incorporated

Summary of Orders and Backlog

(in thousands, except book to bill ratio)

(Unaudited)

	Three Months Ended September 30,
	2025	2024
Gross orders	$39,570	$55,365
Net orders	5,916	29,656
Order backlog	395,726	468,607
Book to bill ratio (a)	1.1	1.1

(a) Book to bill ratio is defined as gross orders for the period divided by product revenue for the period.

Accuray Incorporated

Reconciliation of GAAP Net Loss to Adjusted EBITDA

(in thousands)

(Unaudited)

	Three Months Ended September 30,
	2025	2024
GAAP net loss	$(21,678)	$(3,954)
Depreciation and amortization (a)	1,676	1,464
Stock-based compensation	2,515	2,354
Interest expense, net (b)	7,780	2,652
Provision for income taxes	471	625
Loss from change in fair value of warrant liability	1,874	—
Restructuring charges	2,811	—
Post-financing costs	441	—
Adjusted EBITDA	$(4,110)	$3,141

(a) Consists of depreciation on property and equipment and amortization of intangibles.

(b) Consists of interest expense net of interest income.

Accuray Incorporated

Forward-Looking Guidance

Reconciliation of Projected GAAP Net Loss to Projected Adjusted EBITDA

(in thousands)

(Unaudited)

	Twelve Months Ending June 30, 2026
	From	To
GAAP net loss	$(30,000)	$(27,500)
Depreciation and amortization (a)	8,500	8,500
Stock-based compensation	11,000	11,000
Interest expense, net (b)	30,000	30,000
Provision for income taxes	3,000	3,000
Loss from change in fair value of warrant liability	2,000	2,000
Restructuring charges	5,000	6,000
Post-financing costs	1,500	2,000
Adjusted EBITDA	$31,000	$35,000

(a) Consists of depreciation on property and equipment and amortization of intangibles.

(b) Consists of interest expense net of interest income.